Exhibit 24.0

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph J. Bouffard and Bonnie Klein, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form AC Application for Conversion (the “Application”) by Baltimore County Savings bank, M.H.C., and the Registration Statement on Form S-1 by BCSB Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Ernest A. Moretti Ernest A. Moretti Director BCSB Bancorp, Inc. Director Baltimore County Savings Bank, M.H.C.	May 11, 2007